Exhibit 99.1
Earnings Release
One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

January 8, 2026	Contact:	Justin Roberts, Investor Relations
Jack Isselmann, Media Relations
Ph: 503-684-7000

Greenbrier Reports First Quarter Results

Q1 Diluted EPS of $1.14

Operating cash flow of $76 million

Continued strong fleet utilization of 98%

The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its first fiscal quarter ended November 30, 2025.

First Quarter Highlights

•
Net earnings attributable to Greenbrier of $36 million, or $1.14 per diluted share.
•
EBITDA of nearly $98 million, or 14% of revenue.
•
Operating cash flow of $76 million.
•
In Q1, new railcar orders for 3,700 units valued at $550 million and deliveries of 4,400 units, resulting in a new railcar backlog of 16,300 units with an estimated value of $2.2 billion as of November 30, 2025.
•
Repurchase of 303,000 shares for $13 million; $65 million remaining under current share repurchase program.
•
Board approves quarterly dividend of $0.32 per share, payable on February 17, 2026 to shareholders of record as of January 27, 2026, representing Greenbrier’s 47th consecutive quarterly dividend.

“Greenbrier delivered solid results in Q1," said Lorie L. Tekorius, CEO and President. "Leasing and Fleet Management provided stability through strong execution and recurring cash flows including selectively recycling capital through fleet sales in a strong equipment market to support liquidity and balance sheet strength. Manufacturing achieved good operating performance on lower volumes."

Tekorius added, "Across the business, we remain focused on operational excellence, disciplined cost management, and maintaining the flexibility to respond quickly as market conditions evolve. Our strategy and priorities remain unchanged as we work to deliver improved through-cycle performance and long-term shareholder value.”

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Greenbrier Reports First Quarter Results (Cont.)	Page 2

Business Update & Outlook

Greenbrier is reiterating operating metrics and updating capital expenditure guidance for fiscal 2026:

Guidance
Operating Metrics
Deliveries (1)	17,500 - 20,500 units
Revenue	$2.7B - $3.2B
Aggregate Gross Margin %	16.0% - 16.5%
Operating Margin % (2)	9.0% - 9.5%
EPS	$3.75 - $4.75
Capital Expenditures
Manufacturing	$80M
Leasing & Fleet Management	205M
Gross Capital Expenditures	$285M
Equipment Sales Proceeds	165M
Net Capital Expenditures	$120M

(1)
Includes approximately 1,500 units of deliveries associated with Brazil.
(2)
Earnings from operations divided by revenue.

Financial Summary

	Q1 FY26	Q4 FY25	Sequential Comparison – Main Drivers
Revenue	$706.1M	$759.5M	Primarily fewer deliveries as planned
Aggregate gross margin	$103.3M	$143.8M	Lower production rates and maintenance volumes impacted operating efficiencies
Aggregate gross margin %	14.6%	18.9%
Selling and administrative expense	$59.9M	$70.8M	Lower employee-related expense; Prior period included $3.1 million of European rationalization costs
Net gain (loss) on disposition of equipment	$17.7M	$(0.9)M	Timing of fleet optimization activities
Earnings from operations	$61.1M	$72.1M	Lower revenue partially offset by gains from fleet optimization activities
Operating margin %	8.7%	9.5%
Core EBITDA (1)	$97.6M	$114.8M
Effective tax rate	27.0%	36.4%	Prior period impacted by geographic mix of earnings and unfavorable discrete items in foreign jurisdictions
Net earnings attributable to noncontrolling interest	$0.9M	$3.5M	Fewer deliveries from Mexico Manufacturing JV
Core net earnings attributable to Greenbrier (1)	$36.4M	$40.2M
Core Diluted EPS (1)	$1.14	$1.26

(1)
See reconciliation at conclusion of Supplemental Information.

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Greenbrier Reports First Quarter Results (Cont.)	Page 3

Segment Summary

Effective September 1, 2025, the Company changed its methodology for allocating revenue and expenses associated with syndication activity between the Manufacturing and Leasing & Fleet Management reportable segments resulting in syndication activity being reflected in the Manufacturing segment. This change had no impact on the Company’s consolidated results of operations or financial position. Prior period segment results have been recast to conform to the current period presentation.

	Q1 FY26	Q4 FY25	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$657.0M	$709.7M	Primarily fewer deliveries as planned
Gross margin %	11.0%	15.7%	Operating inefficiencies from lower production rates and throughput in new railcar and maintenance facilities
Earnings from operations	$48.6M	$76.5M
Operating margin % (1)	7.4%	10.8%
Deliveries (2)	4,100	4,600	Lower production rates as planned
Leasing & Fleet Management
Revenue	$49.1M	$49.8M	Increased lease fleet income partially offset by less interim rent
Gross margin %	63.5%	64.9%
Earnings from operations	$44.0M	$26.4M	Timing of equipment sales completed as part of fleet optimization
Operating margin % (1)	89.6%	53.0%
Owned fleet (units)	17,000	17,000	Timing of fleet additions and equipment sales
Fleet utilization	98.3%	98.2%	Continued strong railcar utilization

(1)
See supplemental segment information in Supplemental Information.
(2)
Excludes Brazil deliveries which are not consolidated into Manufacturing revenue and margins.

Conference Call

Greenbrier will host a teleconference to discuss its first quarter 2026 results. In conjunction with this release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•
January 8, 2026
•
2:00 p.m. Pacific Standard Time
•
Phone: 1-888-317-6003 (Toll Free), 1-412-317-6061 (International)
o
Entry Number “5313138”
•
Webcast access at http://www.gbrx.com
•
Please access the site 10-15 minutes prior to the start time.

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Greenbrier Reports First Quarter Results (Cont.)	Page 4

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America. Greenbrier owns a lease fleet of approximately 17,000 railcars that originate primarily from Greenbrier's manufacturing operations. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and other railcar owners in North America. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports First Quarter Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

Consolidated Balance Sheets

(In millions, unaudited)

	November 30, 2025	August 31, 2025	May 31, 2025	February 28, 2025	November 30, 2024
Assets
Cash and cash equivalents	$361.8	$306.1	$296.8	$263.5	$300.0
Restricted cash	13.6	20.3	45.2	38.4	12.9
Accounts receivable, net	509.2	526.4	507.7	535.4	583.0
Income tax receivable	18.5	44.9	33.7	31.5	26.7
Inventories	680.3	688.3	707.6	692.5	753.8
Leased railcars for syndication	178.8	225.9	248.6	260.4	228.1
Equipment on operating leases, net	1,330.9	1,328.5	1,300.4	1,259.0	1,234.1
Property, plant and equipment, net	719.1	726.7	711.7	702.6	695.5
Investment in unconsolidated affiliates	98.9	99.3	95.0	88.2	83.9
Intangibles and other assets, net	254.7	264.2	277.3	268.5	242.1
Goodwill	129.8	130.0	129.2	127.0	127.4
	$4,295.6	$4,360.6	$4,353.2	$4,267.0	$4,287.5

Liabilities and Equity
Accounts payable and accrued liabilities	$577.5	$651.7	$696.2	$669.0	$653.1
Debt, net
Recourse	794.8	771.2	767.3	753.2	868.4
Non-recourse	971.4	979.7	995.4	1,003.7	971.0
	1,766.2	1,750.9	1,762.7	1,756.9	1,839.4
Deferred income taxes	186.7	180.2	151.9	144.4	131.4
Deferred revenue	29.7	44.3	32.5	35.0	45.5

Contingently redeemable noncontrolling interest	34.5	35.8	40.1	41.2	43.1

Total equity – Greenbrier	1,542.2	1,532.5	1,504.0	1,460.2	1,412.7
Noncontrolling interest	158.8	165.2	165.8	160.3	162.3
Total equity	1,701.0	1,697.7	1,669.8	1,620.5	1,575.0
	$4,295.6	$4,360.6	$4,353.2	$4,267.0	$4,287.5

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Greenbrier Reports First Quarter Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

Consolidated Statements of Income

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

	Three months ended November 30,
	2025	2024
Revenue
Manufacturing	$657.0	$830.9
Leasing & Fleet Management	49.1	45.0
	706.1	875.9
Cost of revenue
Manufacturing	584.9	685.4
Leasing & Fleet Management	17.9	16.9
	602.8	702.3
Margin	103.3	173.6
Selling and administrative expense	59.9	62.0
Net gain on disposition of equipment	(17.7)	(0.2)
Earnings from operations	61.1	111.8
Interest and foreign exchange	15.5	23.4
Earnings before income tax and earnings from unconsolidated affiliates	45.6	88.4
Income tax expense	(12.3)	(33.4)
Earnings before earnings from unconsolidated affiliates	33.3	55.0
Earnings from unconsolidated affiliates	4.0	4.1
Net earnings	37.3	59.1
Net earnings attributable to noncontrolling interest	(0.9)	(3.8)
Net earnings attributable to Greenbrier	$36.4	$55.3
Basic earnings per common share	$1.18	$1.77
Diluted earnings per common share	$1.14	$1.72
Weighted average common shares:
Basic	30,953	31,246
Diluted	31,865	32,223
Dividends per common share	$0.32	$0.30

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Greenbrier Reports First Quarter Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

Consolidated Statements of Cash Flows

(In millions, unaudited)

	Three months ended November 30,
	2025	2024
Cash flows from operating activities
Net earnings	$37.3	$59.1
Adjustments to reconcile net earnings to net cash provided by operating activities:
Deferred income taxes	11.4	(1.4)
Depreciation and amortization	32.5	29.2
Net gain on disposition of equipment	(17.7)	(0.2)
Stock based compensation expense	3.5	4.2
Earnings from unconsolidated affiliates	(4.0)	(4.1)
Noncontrolling interest adjustments	(1.9)	4.4
Other	1.0	0.9
Decrease (increase) in assets:
Accounts receivable, net	16.7	(65.3)
Income tax receivable	26.4	18.4
Inventories	(1.5)	(0.4)
Leased railcars for syndication	55.2	(83.3)
Other assets	7.8	6.0
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(76.2)	(20.8)
Deferred revenue	(14.3)	(11.8)
Net cash provided by (used in) operating activities	76.2	(65.1)
Cash flows from investing activities
Proceeds from sales of assets	42.5	0.6
Capital expenditures	(57.5)	(59.1)
Other	—	4.8
Net cash used in investing activities	(15.0)	(53.7)
Cash flows from financing activities
Net change in debt with maturities of 90 days or less	(5.0)	122.0
Proceeds from debt with maturities longer than 90 days	31.8	5.2
Repayments of debt with maturities longer than 90 days	(11.9)	(42.0)
Debt issuance costs	—	(0.9)
Repurchase of stock	(12.9)	—
Dividends	(1.7)	(10.4)
Cash distribution to joint venture partner	(6.7)	(5.0)
Tax payments for net share settlement of restricted stock	(8.4)	(5.5)
Net cash provided by (used in) financing activities	(14.8)	63.4
Effect of exchange rate changes	2.6	(0.3)
Increase (decrease) in Cash and cash equivalents and Restricted cash	49.0	(55.7)
Cash and cash equivalents and restricted cash
Beginning of period	326.4	368.6
End of period	$375.4	$312.9
Balance sheet reconciliation
Cash and cash equivalents	$361.8	$300.0
Restricted cash	13.6	12.9
Total cash and cash equivalents and restricted cash as presented above	$375.4	$312.9

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Greenbrier Reports First Quarter Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

Supplemental Leasing Information

(In millions, except owned fleet, unaudited)

Greenbrier’s leasing strategy provides an additional “go to market” element to Greenbrier’s Commercial strategy of direct sales, partnerships with operating leasing companies, and origination of leases for syndication partners as well as providing a platform for further growth at scale. Investing in leasing assets also provides a recurring stream of revenue and tax-advantaged cash flows, however in the short-term it reduces Greenbrier’s Manufacturing revenue and margin as a result of deferring revenue recognition.

During the April 2023 Investor Day, Greenbrier provided a long-term target to more than double recurring revenue from leasing and management fees by investing up to $300 million net annually for the next five years. Recurring revenue is defined as Leasing & Fleet Management revenue excluding the impact of syndication transactions.

Key information for the consolidated Leasing & Fleet Management segment:

	Three Months Ended
Greenbrier Lease Fleet (Units) (1)	November 30, 2025	August 31, 2025
Beginning balance	17,000	16,800
Railcars added	1,400	1,300
Railcars sold / scrapped	(1,400)	(1,100)
Ending balance	17,000	17,000

	November 30, 2025	August 31, 2025
Equipment on operating lease (2)	$1,330.9	$1,328.5
Non-recourse warehouse	$220.6	$222.3
ABS non-recourse notes	452.4	456.2
Non-recourse term loan	305.2	308.2
Total Leasing non-recourse debt	$978.2	$986.7
Fleet leverage %(3)(4)	73%	74%

(1)
Owned fleet includes Leased railcars for syndication
(2)
The $600 million U.S. corporate revolver borrowing base includes Equipment on operating lease assets that do not currently secure the Leasing non-recourse term loan
(3)
Total Leasing non-recourse debt / Equipment on operating lease
(4)
Fleet assets are leveraged at Fair Market Value based on independent appraisals while they are shown at net book value on Greenbrier’s Consolidated Balance Sheet

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Greenbrier Reports First Quarter Results (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

Supplemental Information

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

Operating Results by Quarter for 2025 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$830.9	$712.9	$793.4	$709.7	$3,046.9
Leasing & Fleet Management	45.0	49.2	49.3	49.8	193.3
	875.9	762.1	842.7	759.5	3,240.2
Cost of revenue
Manufacturing	685.4	606.2	672.6	598.2	2,562.4
Leasing & Fleet Management	16.9	17.3	18.6	17.5	70.3
	702.3	623.5	691.2	615.7	2,632.7
Margin	173.6	138.6	151.5	143.8	607.5
Selling and administrative expense	62.0	64.6	65.9	70.8	263.3
Net (gain) loss on disposition of equipment	(0.2)	(9.6)	(7.0)	0.9	(15.9)
Earnings from operations	111.8	83.6	92.6	72.1	360.1
Interest and foreign exchange	23.4	21.7	13.2	17.4	75.7
Earnings before income tax and earnings from unconsolidated affiliates	88.4	61.9	79.4	54.7	284.4
Income tax expense	(33.4)	(20.0)	(18.1)	(19.9)	(91.4)
Earnings before earnings from unconsolidated affiliates	55.0	41.9	61.3	34.8	193.0
Earnings from unconsolidated affiliates	4.1	4.3	6.2	5.5	20.1
Net earnings	59.1	46.2	67.5	40.3	213.1
Net (earnings) loss attributable to noncontrolling interest	(3.8)	5.7	(7.4)	(3.5)	(9.0)
Net earnings attributable to Greenbrier	$55.3	$51.9	$60.1	$36.8	$204.1
Basic earnings per common share (1)	$1.77	$1.66	$1.92	$1.19	$6.55
Diluted earnings per common share (1)	$1.72	$1.56	$1.86	$1.16	$6.35
Dividends per common share	$0.30	$0.30	$0.32	$0.32	$1.24

(1)
Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports First Quarter Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

Supplemental Information

(In millions, unaudited)

Segment Information

Three months ended November 30, 2025:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$657.0	$10.1	$667.1	$48.6	$—	$48.6
Leasing & Fleet Management	49.1	—	49.1	44.0	—	44.0
Eliminations	—	(10.1)	(10.1)	—	—	—
Corporate	—	—	—	(31.5)	—	(31.5)
	$706.1	$—	$706.1	$61.1	$—	$61.1

Three months ended August 31, 2025:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$709.7	$27.8	$737.5	$76.5	$3.0	$79.5
Leasing & Fleet Management	49.8	0.2	50.0	26.4	—	26.4
Eliminations	—	(28.0)	(28.0)	—	(3.0)	(3.0)
Corporate	—	—	—	(30.8)	—	(30.8)
	$759.5	$—	$759.5	$72.1	$—	$72.1

	Total assets
	November 30, 2025	August 31, 2025
Manufacturing	$2,018.2	$2,085.9
Leasing & Fleet Management	1,844.8	1,858.4
Unallocated, including cash	432.6	416.3
	$4,295.6	$4,360.6

Supplemental Backlog and Delivery Information
(Unaudited)

Three Months Ended
November 30, 2025
Backlog Activity (units) (1)
Beginning backlog	16,600
Orders received	3,700
Production held on the Balance Sheet	(600)
Production sold directly to third parties	(3,400)
Ending backlog	16,300
Delivery Information (units) (1)
Production sold directly to third parties	3,400
Sales of Leased railcars for syndication	1,000
Total deliveries	4,400

(1)
Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports First Quarter Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

Supplemental Information

(In millions, unaudited)

Reconciliation of Net earnings to Core EBITDA

	Three Months Ended
	November 30, 2025	August 31, 2025
Net earnings	$37.3	$40.3
Interest and foreign exchange	15.5	17.4
Income tax expense	12.3	19.9
Depreciation and amortization	32.5	31.4
Facility-related rationalization costs (1)	—	5.8
Core EBITDA	$97.6	$114.8
(1)
Includes $0.8 million of Depreciation & amortization for the quarter ended August 31, 2025

Share Calculations for Core diluted earnings per share (in thousands)

	Three Months Ended
	November 30, 2025	August 31, 2025
Basic Shares	30,953	30,880
Dilutive effect of performance awards	912	981
Diluted weighted average shares outstanding	31,865	31,861

Reconciliation of Net earnings attributable to Greenbrier to Core net earnings attributable to Greenbrier

	Three Months Ended
	November 30, 2025	August 31, 2025
Net earnings attributable to Greenbrier	$36.4	$36.8
Facility-related rationalization costs (1)	—	3.4
Core net earnings attributable to Greenbrier	$36.4	$40.2
(1)
Net of $2.4 million of tax and noncontrolling interest for the quarter ended August 31, 2025

Reconciliation of Diluted earnings per share to Core diluted earnings per share

	Three Months Ended
	November 30, 2025	August 31, 2025
Diluted earnings per share	$1.14	$1.16
Facility-related rationalization costs	—	0.10
Core diluted earnings per share	$1.14	$1.26

Debt Summary

	November 30, 2025	August 31, 2025
Total Leasing non-recourse debt	$978.2	$986.7
Total other debt	800.9	777.8
	1,779.1	1,764.5
Debt discount and issuance costs	(12.9)	(13.6)
Total consolidated debt	$1,766.2	$1,750.9

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Greenbrier Reports First Quarter Results (Cont.)	Page 12

Forward-Looking Statements

This press release may contain forward-looking statements, including statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “affect,” “approximately,” “are,” “backlog,” “believe,” “continue,” “drive,” “estimate,” “grow,” “long-term,” "maintain," “may,” “recurring,” “result,” “strategy,” “strong,” “target,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about our guidance and outlook, backlog and other orders, leasing performance, leasing strategy, financing, cash flow, tax treatment, and other information regarding future performance and strategies and appear throughout this press release. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; changes to tariffs or import duties, including retaliatory tariffs; changes in macroeconomic policies; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; labor disputes; loss of market share to other modes of freight shipment; geopolitical unrest including the war in Ukraine and conflict in the Middle East. Our backlog of railcar units and other orders not included in backlog are not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Financial Metric Definitions

Core EBITDA, Core net earnings attributable to Greenbrier, and Core diluted earnings per share (EPS) are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not measures of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Core EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization and the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe the presentation of Core EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending and other items. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

Core net earnings attributable to Greenbrier and core diluted EPS excludes the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe this assists in comparing our performance across reporting periods.

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